Exhibit 23.2
Independent Auditors’ Consent
The Board of Directors
Martin Midstream GP LLC:
We consent to the use of our report dated March 4, 2010, with respect to the consolidated balance sheets of Martin Midstream GP LLC as of December 31, 2009 and 2008, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.
Our report refers to a change in the accounting for non-controlling interests.

/s/ KPMG LLP
KPMG LLP
Shreveport, Louisiana
September 14, 2010